UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2016
TRUPANION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

907 NW Ballard Way
Seattle, Washington 98107
(Address of principal executive offices, including zip code)
(855) 727-9079
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As noted below, on May 31, 2016, the stockholders of Trupanion Inc. (the “Company”) approved an amendment to the Company’s certificate of incorporation to decrease the number of the Company’s authorized shares from 200,000,000 to 100,000,000. On June 2, 2016, the Company filed the Certificate of Amendment to the Restated Certificate of Incorporation with the Delaware Secretary of State to effect such amendment. A copy of the Certificate of Amendment to the Restated Certificate of Incorporation is filed as Exhibit 3.1 to this report.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 31, 2016, the Company held its 2016 Annual Meeting at which the Company’s stockholders (i) elected the three Class II directors identified in the table below to the Board of Directors of the Company to serve until the Company’s annual meeting of stockholders in 2019 or until their successors are duly elected and qualified, (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, and (iii) approved an amendment to the Company’s Restated Certificate of Incorporation to reduce the number of authorized shares of common stock from 200,000,000 to 100,000,000. Set forth below are the final voting tallies for the Company’s 2016 Annual Meeting:

Proposal 1: Election of Directors	For	Withheld	Broker Non-Vote
Chad Cohen	17,626,602	1,242	7,156,135
Michael Doak	17,626,602	1,242	7,156,135
Darryl Rawlings	17,627,069	775	7,156,135

Proposal 2:	For	Against	Abstain	Broker Non-Vote
Ratification of independent auditor	24,767,304	0	16,675	0

Proposal 3:	For	Against	Abstain	Broker Non-Vote
Amend Restated Certificate of Incorporation	24,766,279	424	17,276	0
Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Title or Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Trupanion Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.

By:	/s/ Tricia Plouf
Name: Tricia Plouf
Title: Chief Financial Officer
Date: June 3, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Trupanion Inc.